Exhibit 10.2

SHARKNINJA, INC.

2023 EQUITY INCENTIVE PLAN

1. General.

1.1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and any Affiliates that exist now or in the future, by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards.

1.2. Available Awards. The Plan provides for the grant of the following Awards: (a) Incentive Share Options, (b) Nonstatutory Share Options, (c) Share Appreciation Rights, (d) Restricted Share Awards, (e) Restricted Share Unit Awards, (f) Performance Awards, and (g) Other Awards.

2. Shares Subject to the Plan.

2.1. Number of Shares Available. Subject to any Capitalization Adjustment (as defined in Section 2.3 below) and any other applicable provisions in the Plan, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will not exceed _________ Shares1 (the “Share Reserve”); provided that such share reserve will, unless otherwise determined by the Board, automatically increase on January 1 of each year for nine years commencing on January 1, 2025 and ending on (and including) January 1, 2033 in an amount equal to zero point six percent (0.6)% of the total number of ordinary shares outstanding on December 31 of the preceding year. Notwithstanding the foregoing, the Board may act prior to the first day of a given calendar year to provide that there will be no increase in the number of Shares available for issuance under the Plan for such year or that the increase in the number of Shares available for issuance under the Plan for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. Subject to the provisions relating to Capitalization Adjustments, the maximum number of Shares that may be issued pursuant to the exercise of ISOs is _________ Shares2 (the “ISO Limit”).

2.2. Share Recycling. Following the Adoption Date, any shares subject to an outstanding Award or any portion thereof granted under the Plan will be returned to the Share Reserve and will be available for issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are cancelled, forfeited, or settled in cash; (b) are surrendered pursuant to an Exchange Program; (c) expire by their terms at any time; or (d) are reacquired by the Company pursuant to a forfeiture provision or repurchase right by the Company (“Returning Shares”). Accordingly, the Share Reserve is a limitation on the number of Shares that may be issued or purchased on the open market pursuant to the Plan and does not limit the granting of Awards, since Returning Shares can be granted subject to Awards more than once. Shares subject to Substitute Awards (as defined in Section 13.2) will not be deducted from the Share Reserve; provided that Shares subject to any Substitute Award may not be returned to the Share Reserve as Returning Shares.

2.3. Adjustment of Shares. After the Adoption Date, if the number of outstanding Shares is changed or the value of the Shares is otherwise affected by a share dividend, extraordinary dividend or extraordinary distribution (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, share split, reverse share split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), without consideration (a “Capitalization Adjustment”), then (a) the maximum number and class of Shares or type of security reserved for issuance and future grant from the Share Reserve set forth in Section 2.1, including Returning Shares, (b) the Exercise Price, the Purchase Price, and number and class of Shares or type of security subject to outstanding Awards, and (c) the ISO Limit set forth in Section 2.1 will be proportionately adjusted by the Board, and, if required by applicable laws, by the shareholders of the Company and in compliance with Applicable Laws; provided that fractions of a Share will not be issued.

1 Note to Draft: To be equal to 10% of the total outstanding shares as of the distribution date.

2 Note to Draft: To be equal to 10% of the total outstanding shares as of the distribution date.

2.4. Source of Shares; Use of Proceeds. The Shares issuable under the Plan will be authorized but unissued or forfeited shares, treasury shares or shares reacquired by the Company in any manner. At all times the Company will reserve and keep available a sufficient number of Shares as are reasonably required to satisfy the requirements of all Awards granted and outstanding under this Plan. Proceeds from the sale of Shares pursuant to Awards will constitute general funds of the Company.

3. Eligibility.

Awards may be granted to Employees, Consultants and Directors; provided that ISOs may be granted only to Employees.

4. Options and Share Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Committee deems appropriate. Each SAR will be denominated in Share equivalents. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) to the substance of each of the following provisions.

4.1. Type of Option Grant. All Options will be separately designated as ISOs or NSOs at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an ISO, or if an Option is designated as an ISO but some portion or all of the Option fails to qualify as an ISO under Applicable Law, then the Option (or portion thereof) will be an NSO.

4.2. Exercise Period; Term. Options and SARs may be exercisable within the times or upon the events determined by the Committee and as set forth in the Award Agreement governing such Award. No Option or SAR will be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted, or such shorter period specified in the Award Agreement. In addition, in the case of an ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”), such Option may not be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options or SARs to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.3. Exercise Price. The Exercise Price of an Option or SAR will be determined by the Committee when the Award is granted; provided that: (a) the Exercise Price of an Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an Option or SAR may be granted with an Exercise Price lower than 100% of the Fair Market Value in connection with an assumption of or substitution for another award as provided in Section 13.2 of the Plan.

4.4. Method of Exercise. An Option or SAR will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Plan Administrator may specify from time to time, including via electronic execution through an authorized third-party administrator) from the person entitled to exercise the Option or SAR; (b) in the case of an Option, full payment of the applicable Exercise Price in accordance with Section 9 of the Plan and the applicable Award Agreement, and (c) payment of applicable Tax-Related Items, as determined by the Plan Administrator. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except in connection with a Capitalization Adjustment. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.5. Settlement of a SAR. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

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4.6. Post-Termination Exercise Period. Unless explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service Status is terminated, the Participant (or his or her legal representative, in the case of death) may exercise his or her Option or SAR (to the extent such Award was exercisable on the termination date) within the following period of time following the termination of the Participant’s Continuous Service Status:

(a) three (3) months following a termination of a Participant’s Continuous Service Status by the Company without Cause or by the Participant for any reason (other than due to death or Disability);

(b) six (6) months following a termination due to the Participant’s Disability;

(c) twelve (12) months following a termination due to the Participant’s death; and

(d) twelve (12) months following the Participant’s death, if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in clauses (a) or (b) above).

Following the termination date, to the extent the Participant does not exercise such Award within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award.

4.7. Termination for Cause. If a Participant’s Continuous Service Status is terminated for Cause, the Participant’s Options or SARs will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service Status. If a Participant’s Continuous Service Status is suspended pending an investigation of whether the Participant’s Continuous Service Status will be terminated for Cause, all of the Participant’s rights under any Option or SAR, including the right to exercise such Awards, shall be suspended during the investigation period.

4.8. Automatic Extension of Termination Date. Except as otherwise provided in the Award Agreement, if a Participant’s Continuous Service Status terminates for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Shares issued upon such exercise would violate the Trading Policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

4.9. Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

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4.10. Limitations on Exercise. Options and SARs may be exercised only with respect to whole Shares. The Plan Administrator may also specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR, provided that such minimum number will not prevent Participant from exercising the Option or SAR for the full number of Shares for which it is then exercisable. The Committee may, or may authorize the Plan Administrator to, prohibit the exercise of any Option or SAR during a period of up to thirty (30) days prior to the consummation of any pending Capitalization Adjustment or Corporate Transaction, or any other change affecting the Shares or the Fair Market Value, for reasons of administrative convenience.

4.11. Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive share option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NSOs.

4.12. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options or SARs, and authorize the grant of new Options or SARs in substitution therefor, including in connection with an Exchange Program. Any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Award previously granted, except that the Committee may reduce the Exercise Price of an outstanding Option or SAR without the consent of a Participant by a written notice (notwithstanding any adverse tax consequences to the Participant arising from the repricing); provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5. Restricted Share Awards.

A Restricted Share Award is an offer by the Company to sell or issue (with no payment required) Shares to a Participant that are subject to certain specified restrictions (“Restricted Shares”). Each Restricted Share Award will be in such form and will contain such terms and conditions as the Committee will deem appropriate. The terms and conditions of Restricted Share Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions.

5.1. Acceptance Procedures. Except as otherwise provided in an Award Agreement, a Restricted Share Award will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment of the Purchase Price for the Shares to the Company (if applicable) within thirty (30) days from the date the Award Agreement is delivered to the Participant. If the Participant does not execute and deliver the Award Agreement along with full payment for the Shares (if applicable) to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

5.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Share Award, if any, will be determined by the Committee on the date the Restricted Share Award is granted and, if permitted by Applicable Law, no cash consideration will be required in connection with the payment for the Purchase Price where the Committee provides that payment shall be in the form of services previously rendered. Payment of the Purchase Price shall be made in accordance with Section 9 of the Plan and the applicable Award Agreement.

5.3. Dividends and Other Distributions. Participants holding Restricted Share Awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Share Awards with respect to which they were paid.

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6. Restricted Share Unit Awards.

6.1. General. An RSU Award is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares or purchase the Shares on the open market at a date in the future. Each RSU Award will be in such form and will contain such terms and conditions as the Committee will deem appropriate. The terms and conditions of RSU Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each RSU Award will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions.

6.2. Purchase Price. The Committee may determine the form(s) in which payment of the amount owing upon settlement of any Award may be made, provided that, such payment shall be made in accordance with Section 9 of the Plan and the applicable Award Agreement.

6.3. Form and Timing of Settlement. Payment of vested RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle vested RSUs in cash, Shares, or a combination of both.

6.4. Dividend Equivalent Rights. The Committee may permit Participants holding RSUs to receive Dividend Equivalent Rights on outstanding RSUs if and when dividends are paid to shareholders on Shares. In the discretion of the Committee, such Dividend Equivalent Rights may be paid in cash or Shares, and may either be paid at the same time as dividend payments are made to shareholders or delayed until Shares are issued or purchased on the open market pursuant to the underlying RSUs, and may be subject to the same vesting or performance requirements as the RSUs. If the Committee permits Dividend Equivalent Rights to be made on RSUs, the terms and conditions for such Dividend Equivalent Rights will be set forth in the applicable Award Agreement.

7. Performance Awards.

7.1. Types of Performance Awards. A Performance Award is an Award that may be granted, may vest or may become eligible to vest contingent upon the attainment during a Performance Period of certain Performance Goals. Performance Awards may be granted as Options, SARs, Restricted Shares, RSUs or Other Awards, including cash-based Awards.

7.2. Terms of Performance Awards. Performance Awards will be based on the attainment of Performance Goals that are established by the Committee for the relevant Performance Period. Prior to the grant of any Performance Award, the Committee will determine and each Award Agreement shall set forth the terms of each Performance Award, including, without limitation: (a) the nature, length and starting date of any Performance Period; (b) the Performance Criteria and Performance Goals that shall be used to determine the time and extent to which a Performance Award has been earned; (c) amount of any cash bonus, or the number of Shares deemed subject to a Performance Award, and (d) the effect of a termination of Participant’s Continuous Service Status on a Performance Award. Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and Performance Goals. A Performance Award may but need not require the Participant’s completion of a specified period of service.

7.3. Determination of Achievement. The Committee shall determine the extent to which a Performance Award has been earned in its sole discretion, including the manner of calculating the Performance Criteria and the measure of whether and to what degree such Performance Goals have been attained. The Committee may reduce or waive any criteria with respect to a Performance Goal, or adjust a Performance Goal (or method of calculating the attainment of a Performance Goal) to take into account unanticipated events, including changes in law and accounting or tax rules, as the Committee deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may also adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals in its sole discretion, subject to any limitations contained in the Award Agreement and compliance with Applicable Law.

8. Other Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value of the Shares at the time of grant) may be granted either alone or in addition to Other Awards provided for in the Plan. Subject to the provisions of the Plan and Applicable Law, the Committee may determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

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9. Payment for Purchases and Exercises.

Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where approved for the Participant by the Committee and where permitted by Applicable Law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)	by cancellation of indebtedness of the Company owed to the Participant;

(b)	by surrender of Shares held by the Participant that are clear of all liens, claims, encumbrances or security interests and that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;

(c)	by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or an Affiliate;

(d)	by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Plan Administrator in connection with the Plan;

(e)	by any combination of the foregoing; or

(f)	by any other method of payment as is permitted by Applicable Law.

The Committee or the Plan Administrator may limit the availability of any method of payment, to the extent the Committee or the Plan Administrator determines, in its discretion, that such limitation is necessary or advisable to comply with Applicable Law or facilitate the administration of the Plan. Payment of any Exercise Price or Purchase Price shall be made in accordance with any procedures established by the Plan Administrator.

10. Taxes.

10.1. Responsibility for Taxes. Regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is the Participant’s responsibility and may exceed the amount, if any, withheld by the Company or an Affiliate. If the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

10.2. Withholding Methods. Unless otherwise provided in the Participant’s Award Agreement, the Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of Applicable Law, may require or permit a Participant to satisfy any applicable withholding obligations for Tax-Related Items, in whole or in part by (without limitation) (a) requiring the Participant to make a cash payment, (b) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (c) withholding from the Shares otherwise issuable pursuant to an Award; (d) permitting the Participant to deliver to the Company already-owned Shares or (e) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. By adoption of the Plan, the Committee delegates to the Plan Administrator the authority to adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the Shares solely for purposes of withholding and reporting Tax-Related Items related to Awards granted under the Plan.

10.3. Withholding Tax Rates. The Company or an Affiliate may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. In the event the Company withholds less than it is obligated to withhold in connection with an Award, the Participant will indemnify and hold the Company harmless from any liability for Tax-Related Items.

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11. Restrictions on Awards and Shares.

11.1. Transferability of Awards. Except as expressly provided in the Plan or an applicable Award Agreement, or otherwise determined by the Committee or the Plan Administrator, Awards granted under the Plan will not be transferable or assignable by the Participant, other than by will or by the laws of descent and distribution. Any Options, SARs, RSUs or Other Awards that are exercisable may only be exercised: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. The Committee or the Plan Administrator may permit transfer of Awards in a manner that is not prohibited by Applicable Law.

11.2. Shareholder Rights. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued or transferred to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued or transferred to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares, subject to any repurchase or forfeiture provisions in any Restricted Share Award, the terms of the Trading Policy, and Applicable Law.

11.3. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificate(s) representing Shares, together with share powers or other instruments of transfer approved by the Plan Administrator, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Plan Administrator may cause a legend or legends referencing such restrictions to be placed on the certificate(s). Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan may be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note.

11.4. Exchange and Buyout of Awards. Without prior shareholder approval, the Committee may conduct an Exchange Program, subject to consent of an affected Participant and compliance with Applicable Law.

11.5. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with Applicable Law, including all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

11.6. Clawback/Recovery Policy. All Awards granted under the Plan will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Committee or required by Applicable Law during the term of Participant’s employment or other service with the Company that is applicable to Officers, Employees, Directors or other service providers of the Company. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

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12. General Provisions Applicable to Awards.

12.1. Vesting. The total number of Shares subject to an Award may vest in periodic installments that may or may not be equal. The Committee may impose such restrictions on or conditions to the vesting and/or exercisability of an Award as determined by the Committee, and which may vary.

12.2. Termination of Continuous Service Status. Except as otherwise provided in the applicable Award Agreement or as determined by the Committee, if a Participant’s Continuous Service Status terminates for any reason, vesting of an Award will cease and such portion of an Award that has not vested will be forfeited, and the Participant will have no further right, title or interest in any then-unvested portion of the Award. In addition, the Company may receive through a forfeiture condition or a repurchase right any or all of the Shares held by the Participant under a Restricted Share Award that have not vested as of the date of such termination, subject to the terms of the applicable Award Agreement.

12.3. No Employment or Other Service Rights. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or an Affiliate or limit in any way the right of the Company or an Affiliate to terminate Participant’s employment or other relationship at any time. Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will not establish or amend an employment or other service relationship between the Company and the Participant. Nothing in the Plan or any Award will constitute any promise or commitment by the Company or an Affiliate regarding future work assignments, future compensation or any other term or condition of employment or service.

12.4. Effect on Other Employee Benefit Plans. The value of and income from any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

12.5. Leaves of Absence. To the extent permitted by Applicable Law, the Committee or the Plan Administrator, in that party’s sole discretion, may determine whether Continuous Service Status will be considered interrupted in the case of any leave of absence. Continuous Service Status as an Employee for purposes of ISOs shall not be considered interrupted or terminated in the case of: (a) Company approved sick leave; (b) military leave; (c) any other bona fide leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. In the case of an approved leave of absence, the Plan Administrator may make such provisions respecting suspension of vesting and crediting of service (including pursuant to a formal policy adopted from time to time by the Company) as it may deem appropriate, except that in no event may an Option or SAR be exercised after the expiration of the term set forth in the Award Agreement.

12.6. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Plan Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

12.7. Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

12.8. Deferrals. To the extent permitted by Applicable Law, the Committee, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, if applicable, and any other Applicable Law.

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12.9. Compliance with Section 409A of the Code. Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. If a Participant holding an Award that constitutes deferred compensation under Section 409A of the Code is a specified employee within the meaning of Section 409A of the Code, no distribution or payment of any amount that is payable because of a separation from service (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

12.10. Execution of Additional Documents. The Company may require a Participant to execute any additional documents or instruments necessary or desirable, as determined by the Plan Administrator, to carry out the purposes or intent of the Award, or facilitate compliance with securities, tax and/or other regulatory requirements, at the Plan Administrator’s request.

13. Other Corporate Events.

13.1. Corporate Transaction. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)	The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)	The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(c)	The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(d)	The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

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(e)	The settlement of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount provided in the definitive agreement evidencing the Corporate Transaction, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee in its sole discretion. Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s Continuous Service Status, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)	The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable (to the extent vested and exercisable pursuant to its terms) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.

13.2. Assumption of Awards by the Company. The Company, from time to time, may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan (a “Substitute Award”). Such substitution or assumption will be permissible if the holder of the Substitute Award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. The Exercise Price and the number and nature of Shares issuable upon exercise or settlement of any such Substitute Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

14. Administration.

14.1. Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and any charter adopted by the Board governing the actions of the Committee, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan or any Award;

(c)	approve persons to receive Awards;

(d)	determine the form, terms and conditions of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, Other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Affiliate;

(h)	grant waivers of any conditions of this Plan or any Award;

(i)	determine the vesting, exercisability and payment of Awards;

(j)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)	determine whether an Award has been earned or has vested;

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(l)	determine the terms and conditions of any, and to institute any Exchange Program;

(m)	adopt or revise rules and/or procedures (including the adoption or revision of any subplan under this Plan) relating to the operation and administration of the Plan to facilitate compliance with requirements of local law and procedures outside the United States, (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction);

(n)	delegate any of the foregoing to one or more Officers pursuant to a specific delegation as permitted by the terms of the Plan and Applicable Law, including Section 157(c) of the Delaware General Corporation Law; and

(o)	make all other determinations necessary or advisable in connection with the administration of this Plan.

14.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to the Plan Administrator or one or more Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

14.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by a committee of the Board that at all times consists solely of two or more Non-Employee Directors. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are not granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

14.4. Plan Administrator. The Committee may appoint a Plan Administrator, who will have the authority to administer the day-to-day operations of the Plan and to make certain ministerial decisions without Committee approval as provided in the Plan or pursuant to resolutions adopted by the Committee. The Plan Administrator may not grant Awards.

14.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the Applicable Laws and practices in other countries in which the Company and its Affiliates operate or have Employees or other persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with Applicable Laws or foreign policies, customs and practices; (d) establish sub-plans, modify exercise procedures and adopt other rules and/or procedures relating to the operation and administration of the Plan in jurisdictions other than the United States (including to qualify Awards for special tax treatment under laws of jurisdictions other than the United States); provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2.1; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law in the United States.

14.6. Non-Exclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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14.7. Governing Law. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

15. Effectiveness, Amendment and Termination of the Plan.

15.1. Adoption and Shareholder Approval. The Plan will come into existence on the date the Plan is adopted by the Board (the “Adoption Date”). In addition, no Option or SAR may be exercised, and no other type of Award may be granted, unless and until the Plan has been approved by the shareholders of the Company, which approval will be within twelve (12) months after the Adoption Date.

15.2. Amendment of the Plan. The Committee may amend the Plan in any respect the Committee deems necessary or advisable, subject to the limitations of Applicable Law and this section. If required by Applicable Law, the Company will seek shareholder approval of any amendment of the Plan that (a) materially increases the number of Shares available for issuance under the Plan (excluding any Capitalization Adjustment), (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan, (d) materially reduces the price at which Shares may be issued or purchased under the Plan, (e) materially extends the term of the Plan, (f) materially expands the types of Awards available for issuance under the Plan, or (g) as otherwise required by Applicable Law.

15.3. Suspension or Termination of the Plan. The Plan shall terminate automatically upon the expiration of the tenth anniversary since the Adoption Date. No Award will be granted pursuant to the Plan after such date, but Awards previously granted may extend beyond that date. The Committee may suspend or terminate the Plan at any earlier date at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.4. No Impairment. No amendment, suspension or termination of the Plan or any Award may materially impair a Participant’s rights under any outstanding Award, except with the written consent of the affected Participant or as otherwise expressly permitted in the Plan. Subject to the limitations of Applicable Law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (a)  to maintain the qualified status of the Award as an ISO under Section 422 of the Code; (b) to change the terms of an ISO, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an ISO; (c) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (d) to facilitate compliance with other Applicable Laws.

16. Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

“Affiliate” means a Parent, a Subsidiary or any corporation or other Entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including the New York Stock Exchange, Nasdaq Stock Market and the Financial Industry Regulatory Authority).

“Award” means any award granted under the Plan, including any Option, Restricted Share Award, Restricted Share Unit Award, Share Appreciation Right, Performance Award or Other Award.

“Award Agreement” means a written or electronic agreement between the Company and a Participant documenting the terms and conditions of an Award. The term “Award Agreement” will also include any other written agreement between the Company or an Affiliate and a Participant containing additional terms and conditions of, or amendments to, an Award.

“Board” means the Board of Directors of the Company.

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“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (a) Participant’s unauthorized misuse of the Company’s trade secrets or proprietary information; (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (c) Participant’s committing an act of fraud against the Company; (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties; or (e) Participant’s material violation of any Company handbook or policy, or any restrictive covenant agreement between Participant and the Company. For purposes of this definition, the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate of the Company, as appropriate.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board, or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by Applicable Law and in accordance with the Plan.

“Company” means SharkNinja, Inc., an exempted company incorporated under the laws of the Cayman Islands, or any successor corporation.

“Consultant” means any natural person, including an advisor or independent contractor, that is engaged to render services to the Company or an Affiliate.

“Continuous Service Status” means continued service as an Employee, Director or Consultant. Continuous Service Status shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Affiliates, or their respective successors, or a change in status (for example, from an Employee to a Consultant). The Committee or the Plan Administrator, in that party’s sole discretion, shall determine whether a Participant’s Continuous Service Status has ceased and the effective date of such termination.

“Corporate Transaction” means:

(a)	the consummation of any consolidation or merger of the Company with any other entity, other than transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;

(b)	any Exchange Act Person becomes the “beneficial owner” (as defined in Rule 13d-3of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (b) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

(c)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company; or

(d)	a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (d), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of an Entity that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.

“Director” means a member of the Board.

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“Disability” means (a) in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code, and (b) in the case of other Awards, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an ISO, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, shares or other property dividends for each Share represented by an Award held by such Participant.

“Employee” means any person employed by the Company, or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Plan Administrator in its sole discretion, subject to any requirements of Applicable Law, including the Code. Service as a Director or payment by the Company or an Affiliate of a director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Affiliate.

“Entity” means a corporation, partnership, limited liability company or other entity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Adoption Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price per Share at which a holder may purchase the Shares issuable upon exercise of an Option, and with respect to a SAR, the price per share at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(a)	If such Shares are publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable, unless another method is approved by the Committee and subject to compliance with Applicable Law (including Section 409A of the Code).

(b)	If such Shares are publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable.

(c)	If none of the foregoing is applicable, by the Board or the Committee in good faith (and in accordance with Section 409A of the Code, as applicable).

“Group” means the Company and its subsidiaries.

“Incentive Share Option” or “ISO” means an Option granted pursuant to the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

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“Insider” means an officer or Director of the Company or any other person whose transactions in the Shares are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Affiliate, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.

“Nonstatutory Share Option” or “NSO” means any Option granted pursuant to the Plan that does not qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means a contract right to purchase Shares at a fixed exercise price per share, subject to certain conditions, if applicable, granted pursuant to the Plan.

“Other Award” means an Award based in whole or in part by reference to Shares that is granted pursuant to the terms and conditions of the Plan.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means an award that may vest or may be earned or exercised, in whole or in part, contingent upon the attainment during a Performance Period of one or more Performance Goals and which is granted pursuant to the terms and conditions of the related award agreements.

“Performance Criteria” means one or more objective or subjective criteria either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, that the Committee selects for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenues or net revenue growth; adjusted net revenues or net revenue growth; gross revenue or gross revenue growth; gross profit or gross profit growth; gross bookings or gross booking growth; net operating profit (before or after taxes); return on assets, capital, invested capital, equity or sales; cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; adjusted earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; improvements in capital structure; budget and expense management; debt levels or reduction; productivity ratios; economic value added or other value-added measurements; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; working capital targets; enterprise value; active platform consumers or active platform consumer growth, trips; category market position; implementation or completion of projects or processes; completion of acquisitions or business expansion; sustainability; customer satisfaction; compliance; workforce diversity; workforce hiring or attrition; employee satisfaction; partner growth measures; or partner satisfaction; or any other criteria determined by the Committee.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

“Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting, exercise and/or settlement of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

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“Plan” means this SharkNinja, Inc. 2023 Equity Incentive Plan, as it may be amended from time to time.

“Plan Administrator” means one or more Officers or Employees designated by the Committee to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon the settlement of an RSU Award or the exercise of an Option or SAR.

“Restricted Share Award” means an award of Shares that is granted pursuant to the terms and conditions of the Plan.

“Restricted Share Unit Award” or “RSU Award” means a right to receive Shares that is granted pursuant to the terms and conditions of the Plan.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share” means an ordinary share of the Company.

“Share Appreciation Right” or “SAR” means a right to receive the appreciation value on the Shares subject to the Award that is granted pursuant to the terms and conditions of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of Entities beginning with the Company if each of the corporation other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber shares of the Company’s capital shares, as in effect from time to time.

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SHARKNINJA, INC.

2023 EQUITY INCENTIVE PLAN

Notice of Restricted Share Unit Award

SharkNinja, Inc. (the “Company”) has awarded to you (“Participant”) restricted share units (“RSUs”) covering the number of Shares set forth below (the “RSU Award”) under its SharkNinja, Inc. 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Notice of Restricted Share Unit Award (this “Notice”) or the attached RSU Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice and the RSU Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the RSUs.

Participant Name: ____________________________________________________

Date of Grant: ____________________________________________________

Number of RSUs: ____________________________________________________

Vesting Commencement Date: ______________________________________________

Vesting Schedule: ____________________________________________________

By accepting (whether electronically or otherwise) the RSU Award, Participant acknowledges and agrees to the following:

1.	The RSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the RSU Award and the Plan.

3.	Vesting of the RSUs is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

6.	If Participant does not accept or decline this RSU Award within 90 days of the Date of Grant or by such other date that may be communicated Participant by the Company, the Company will accept this RSU Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the RSUs set forth in the Plan and this Award Agreement. If Participant wishes to decline this RSU Award, Participant should promptly notify the Company at Compensation@sharkninja.com. If Participant declines this RSU Award, the RSUs will be cancelled and no benefits from the RSUs nor any compensation or benefits in lieu of the RSUs will be provided to Participant.

SharkNinja, Inc.	Participant

By:	Signature:

Title:	Date:

SHARKNINJA, INC.

2023 EQUITY INCENTIVE PLAN

RSU Terms and Conditions

1.	Grant of RSUs. An RSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (a “Share”). The RSUs are used solely as a device to determine the number of Shares to eventually be issued or transferred to Participant if such RSUs vest. The RSUs shall not be treated as property or as a trust fund of any kind. The grant of RSU under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of RSUs or benefits in lieu of RSUs in the future. Future awards of RSUs, if any, will be at the sole discretion of the Committee. In the event of any material demotion in the Participant's roles and responsibilities in the Group, the number of the RSUs granted under this Agreement may be amended by the Committee at its sole discretion, in line with any of the Group's existing, proposing or future remuneration or other related policy to be implemented.

2.	Settlement.

(a)	On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of RSUs subject to the RSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Award Agreement.

(b)	The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the RSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the RSUs will include the potential issuance of its cash equivalent pursuant to such right, unless otherwise provided for any country applicable to Participant in the Appendix.

3.	Dividend and Voting Rights. Unless and until such time as Shares are issued or transferred in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs, and will have no rights to vote such Shares and no rights to dividends.

4.	Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.	Termination. Unless otherwise set out in the Award Agreement, if Participant’s Continuous Service Status terminates for any reason, all unvested RSUs will be forfeited to the Company, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant; provided that all RSUs, vested and unvested, will be forfeited immediately without payment of any consideration if Participant's Continuous Service Status terminates with Cause. The Committee shall have the exclusive discretion to determine when Participant is no longer providing services for purposes of his or her RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence). The RSUs which have been vested but yet to be settled by the Company shall be immediately forfeited upon the date when, whichever is earlier, (1) the Participant's Continuous Service Status terminates with Cause, or (2) the Participant commits a breach of the non-competition clause or non-solicitation clause stipulated in the employee agreement entered into between the Participant and the Company or any member of the Group.

6.	Taxes.

(a)	Responsibility for Taxes. By accepting this RSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant, vesting, or settlement of the RSU Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)	Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii)	withholding from proceeds of the sale of Shares acquired on settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)	withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7.	Code Section 409A. It is intended that the terms of the RSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this RSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8.	Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of Massachusetts and agree that such litigation shall be conducted only in the courts of Massachusetts, or the federal courts for the United States for the District of Massachusetts, and no other courts, where this grant is made and/or to be performed.

9.	Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification of, or adverse amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.	Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.	Consent to Electronic Delivery and Participation. By accepting the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, and all other documents, communications, or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Share Administration.

12.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SHARKNINJA, INC.

2023 EQUITY INCENTIVE PLAN

Notice of Share-Settled Cash Award

SharkNinja, Inc. (the “Company”) has awarded to you (“Participant”) a Share-Settled Cash Award in the cash amount set forth below (the “Cash Award”) under its SharkNinja, Inc. 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Notice of Restricted Share Unit Award (this “Notice”) or the attached Share-Settled Cash Award Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice and the Share-Settled Cash Award Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the Cash Award.

Participant Name: ____________________________________________________

Date of Grant: ____________________________________________________

Cash Amount: ____________________________________________________

Vesting Commencement Date: ______________________________________________

Vesting Schedule: ____________________________________________________

By accepting (whether electronically or otherwise) the Cash Award, Participant acknowledges and agrees to the following:

1.	The Cash Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the Cash Award and the Plan.

3.	Vesting of the Cash Award is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

6.	If Participant does not accept or decline this Cash Award within 90 days of the Date of Grant or by such other date that may be communicated to Participant by the Company, the Company will accept this Cash Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the Cash Award set forth in the Plan and this Award Agreement. If Participant wishes to decline this Cash Award, Participant should promptly notify the Company at Compensation@sharkninja.com. If Participant declines this Cash Award, the Cash Award will be cancelled and no benefits from the Cash Award nor any compensation or benefits in lieu of the Cash Award will be provided to Participant.

SharkNinja, Inc.	Participant

By:	Signature:

Title:	Date:

SHARKNINJA, INC.

2023 EQUITY INCENTIVE PLAN

Share-Settled Cash Award Terms and Conditions

1.	Grant of Share-Settled Cash Award. A Share-Settled Cash Award, or Cash Award, is a U.S. dollar denominated Award which settles in Shares subject to these Terms and Conditions. Neither the U.S. dollar amount of the Award nor the Shares issuable upon settlement shall be treated as property or as a trust fund of any kind. The grant of a Share-Settled Cash Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an Award of any kind or benefits in lieu of any Award in the future. Future Awards, if any, will be at the sole discretion of the Committee. In the event of any material demotion in the Participant's roles and responsibilities in the Group, the number of the Awards granted under this Agreement may be amended by the Committee at its sole discretion, in line with any of the Group's existing, proposing or future remuneration or other related policy to be implemented.

2.	Settlement.

(a)	On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the U.S. dollar amount of the Award which vested on such date divided by the Fair Market Value of a Share on the Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional Shares shall be created pursuant to this Award Agreement.

(b)	The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the Award, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with this Award will include the potential issuance of its cash equivalent pursuant to such right, unless otherwise provided for any country applicable to Participant in the Appendix.

3.	Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of the vested portion of this Award, Participant will have no ownership of the Shares allocated to the Award, and will have no rights to vote such Shares and no rights to dividends.

4.	Non-Transferability of RSUs. This Share-Settled Cash Award and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.	Termination. Unless otherwise set out in the Award Agreement, if Participant’s Continuous Service Status terminates for any reason, the unvested portions of this Award will be forfeited to the Company, and all rights of Participant to such portions will immediately terminate without payment of any consideration to Participant; provided that the entire Award, vested and unvested, will be forfeited immediately without payment of any consideration if Participant's Continuous Service Status terminates with Cause. The Committee shall have the exclusive discretion to determine when Participant is no longer providing services for purposes of his or her Share-Settled Cash Award (including whether Participant may still be considered to be providing services while on a leave of absence). The portion of this Award which has vested but yet to be settled by the Company shall be immediately forfeited upon the date when, whichever is earlier, (1) the Participant's Continuous Service Status terminates with Cause, or (2) the Participant commits a breach of the non-competition clause or non-solicitation clause stipulated in the employee agreement entered into between the Participant and the Company or any member of the Group.

6.	Taxes.

(a)	Responsibility for Taxes. By accepting this Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting, or settlement of this Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)	Withholding. Prior to the relevant taxable or tax withholding event, if any, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii)	withholding from proceeds of the sale of Shares acquired on settlement of this Award either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)	withholding Shares to be issued upon settlement of this Award, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7.	Code Section 409A. It is intended that the terms of this Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8.	Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of Massachusetts and agree that such litigation shall be conducted only in the courts of Massachusetts, or the federal courts for the United States for the District of Massachusetts, and no other courts, where this grant is made and/or to be performed.

9.	Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification of, or adverse amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.	Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.	Consent to Electronic Delivery and Participation. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, and all other documents, communications, or information related to this Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Share Administration.

12.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.